U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 26, 2008

Internet Infinity, Inc.
(Exact name of registrant as specified in its charter)

Nevada (state of incorporation)	0-27633 (Commission File Number)	95-4679342 (IRS Employer I.D. Number)

413 Avenue G, #1
Redondo Beach, CA 90277
800-533-4810

(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of Director
(b)	Resignation of Chief Executive Officer

On August 26, 2008, Roger Casas resigned as a director and as chief executive officer of Internet Infinity, Inc.

(b)	Appointment of Chief Executive Officer

The directors appointed George Morris as chief executive officer. Mr. Morris currently serves as a director and chief financial officer of Internet Infinity, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2008	Internet Infinity, Inc.

	By	/s/ George Morris
George Morris, CEO, CFO and Director